UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

1990 E. Grand Avenue

El Segundo, California 90245

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON December 15, 2026

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”), which will be held on December 15, 2026 at 9:00 a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person. To attend the Special Meeting, please visit www.virtualshareholdermeeting.com/FFAI2026SM3. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).

The Special Meeting will be held to vote on the following proposals (each, a “Proposal” and together, the “Proposals”):

1.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to effect a reverse stock split of the outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value of $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) by a ratio of up to 1-for-80 this Special Meeting (the “Reverse Stock Split Proposal”).

2.	To approve one or more adjournments of the Special Meeting to permit further solicitation of proxies if necessary or appropriate because sufficient votes are not represented to approve one or more Proposals, or if the chairperson otherwise determines that an adjournment is necessary or appropriate (the “Adjournment Proposal”).

Any other business that properly comes before the Special Meeting may also be transacted.

Each Proposal is described in more detail in the accompanying Proxy Statement. THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 1 AND PROPOSAL 2.

This Notice of Special Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed on or about November 17, 2026 to stockholders of record as of November 5, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND A QUORUM MAY BE ASSURED.

You may vote over the Internet, by telephone, or by completing and mailing the enclosed proxy card. Follow the instructions on the proxy card. Submitting a proxy in advance will help ensure that your vote is counted if you cannot attend and will not prevent you from voting during the Special Meeting if you attend virtually. If your proxy materials were forwarded by a bank, broker, or other nominee, return your voting instructions as that organization directs. Please vote promptly, whether or not you plan to attend.

If you have any questions or need assistance voting, please contact our proxy solicitor:

Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

This [   ] day of November, 2026.

By Order of the Board of Directors

Jiawei Wang Executive Chairman El Segundo, California

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Proxy Statement

i

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

1990 E. Grand Avenue

El Segundo, California 90245

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON December 15, 2026

PROXY STATEMENT

INTRODUCTION

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at a Special Meeting of Stockholders to be held on December 15, 2026 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”). The Special Meeting will be held at 9:00 a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person. To attend the Special Meeting, please visit www.virtualshareholdermeeting.com/FFAI2026SM3. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. You will be able to vote and submit questions online through the virtual meeting platform during the Special Meeting.

Only stockholders of record as of the close of business on November 5, 2026, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.

INFORMATION ABOUT THE SPECIAL MEETING

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Special Meeting. These materials summarize the material information about the meeting and the Proposals. You do not need to attend the Special Meeting to vote. You may vote over the Internet, by telephone, or by completing and mailing the enclosed proxy card, following the instructions on the card.

What proposals will be voted on at the Special Meeting? What are the Board’s voting recommendations?

Proposals		Board’s Recommendation	More Information

Proposal 1	To approve an amendment to the Charter to effect a reverse stock split of the issued and outstanding shares of Common Stock and by a ratio of up to 1-for-80 (the “Reverse Stock Split”), at the specific ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of this Special Meeting (the “Reverse Stock Split Proposal”).	FOR	Page 12

Proposal 2	To approve one or more adjournments of the Special Meeting to permit further solicitation of proxies if necessary or appropriate because sufficient votes are not represented to approve one or more Proposals, or if the chairperson otherwise determines that an adjournment is necessary or appropriate (the “Adjournment Proposal”).	FOR	Page 18

WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE SPECIAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.

What happens if other business not discussed in this Proxy Statement comes before the Special Meeting?

The Board knows of no other matters to be brought before the Special Meeting. If other business properly comes before the meeting, the persons named in the proxy will vote on those matters according to their best judgment.

When and where will the Special Meeting be held?

The Special Meeting will be held on December 15, 2026 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FFAI2026SM3.

How can I attend the Special Meeting?

Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at www.virtualshareholdermeeting.com/FFAI2026SM3. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting.

The Special Meeting will begin promptly at 9:00 a.m. Pacific Time, on December 15, 2026. We encourage you to access the Special Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

What if I have technical difficulties or trouble accessing the virtual Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFAI2026SM3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Special Meeting and vote upon the proposals and consider such other business as may properly come before the Special Meeting. One-third of the combined voting power of the outstanding shares of Common Stock, Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock” and collectively with the Common Stock, Series A Preferred Stock and Series B Preferred Stock, the “Voting Stock”), entitled to vote at any meeting of stockholders, the holders of which are present by virtual attendance or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were 12,943,083 shares of Common Stock outstanding and entitled to vote, one share of Series A Preferred Stock, 4,340,403 shares of Series B Preferred Stock, and 11,502 shares of Series C Preferred Stock outstanding and entitled to vote. Thus, the holders of 4,431,955 shares must be present by virtual attendance or represented by proxy at the Special Meeting to have a quorum.

Shares must be present by virtual attendance or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If there is no quorum, the Special Meeting may be adjourned to another date by the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy or by the chairperson of the meeting without any action by the stockholders to permit further solicitation of proxies.

Who is entitled to vote?

The Record Date for the Special Meeting is the close of business on November 5, 2026. As of the Record Date, 12,943,083 shares were entitled to vote, consisting of 12,943,038 shares of Class A Common Stock, 45 shares of Class B Common Stock, one share of Series A Preferred Stock, 4,340,403 shares of Series B Preferred Stock, and 11,502 shares of Series C Preferred Stock. Only holders of record of the Voting Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each holder of Class A Common Stock and Class B Common Stock, respectively, is entitled to one vote for each share of Class A Common Stock, Class B Common Stock, as applicable. Each holder of and Series B Preferred Stock is entitled to 0.0067 vote for each share of and Series B Preferred Stock. Each holder of Series C Preferred Stock is entitled to 26 votes for each share of Series C Preferred Stock, and each holder of Series A Preferred Stock is entitled to 500,000,000 votes for each share of Series A Preferred Stock.

On November 4, 2026, the holder of all of the issued and outstanding shares of Class B Common Stock, pursuant to and in accordance with Article VI, Section 6.1 of the Charter and Section 229 of the Delaware General Corporation Law, approved on behalf of the Class B Common Stock (among other things) the issuance of the share of Series A Preferred Stock and terms of the Series A Preferred Stock.

How many votes do I have?

On each matter to be voted upon at the Special Meeting, you have one vote for each share of Common Stock and Series B Preferred Stock you owned as of the Record Date.

The holder of each outstanding share of Series C Preferred Stock is entitled to a number of votes as if such share of Series C Preferred Stock has been converted into shares of Class A Common Stock, provided, however, the conversion of the outstanding shares of Series C Preferred Stock is subject to the limitations pursuant to Nasdaq Listing Rule 5635(d). Each share of Series C Preferred Stock will have 26 votes and can vote on all Proposals.

The holder of the one outstanding share of our Series A Preferred Stock has 500,000,000 votes but has the right to vote only on the Reverse Stock Split Proposal and the Series A Preferred Stock must be voted in the same proportion as the votes cast by the shares of Common Stock on such Proposals. For example, if 60% of the votes cast by holders of the Common Stock for the Reverse Stock Split Proposal vote “For” the proposal and 40% vote “Against” the proposal, the holder of the share of Series A Preferred Stock will cast 300,000,000 votes “For” the Reverse Stock Split Proposal and 200,000,000 votes “Against” the Reverse Stock Split Proposal. The Series A Preferred Stock will vote on the Reverse Stock Split Proposal as a single class with the Common Stock. The share of Series A Preferred Stock will be automatically redeemed by us effective upon the approval of the Reverse Stock Split Proposal (or at an earlier time as the Board may determine in its sole discretion).

How do I vote?

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote electronically during the Special Meeting or submit a proxy in advance by mail, telephone, or Internet. Please vote by proxy even if you plan to attend, so that your vote is counted if you cannot participate. You may still attend and vote electronically after submitting a proxy.

●	During the Special Meeting: Join as a “Stockholder” using your control number, then select “Cast Your Vote” on the meeting center website.

●	By mail: Complete, sign, and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed card before the Special Meeting, your shares will be voted as directed.

●	By telephone: Call toll-free 1-800-690-6903 from a touch-tone phone and follow the recorded instructions. Have the control number from your proxy card ready. Your vote must be received by 8:59 p.m. Pacific Time on December 14, 2026.

●	By Internet: Visit www.proxyvote.com and follow the instructions to complete an electronic proxy card. Have the Company number and control number from your proxy card ready. Your vote must be received by 8:59 p.m. Pacific Time on December 14, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are registered in the name of a broker, bank, or other agent, follow the proxy card and voting instructions provided by that organization. You may vote by mail, telephone, or Internet as instructed. To vote electronically during the Special Meeting, obtain a valid legal proxy from your broker, bank, or other agent and register in advance as described above. Join as a “Stockholder” using your control number, then select “Cast Your Vote.” Contact your broker or bank if you need a proxy form.

How do I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. Stockholders of record may do so in any of the following ways:

●	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;

●	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

●	attending the Special Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held by a bank, broker, or other nominee, submit new voting instructions to that organization to change your vote. To attend and vote at the Special Meeting, you must present a valid legal proxy issued in your name by the record holder.

If I vote in advance, can I still attend the Special Meeting?

Yes. Submitting a proxy in advance does not affect your right to attend the Special Meeting. Please return your signed proxy card or, if applicable, submit your proxy by Internet or telephone promptly so that your shares are represented.

How many votes are required for the approval of each of the Proposals, and how will abstentions and broker non-votes be treated?

Vote Required

Proposal 1. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, is required for the approval of Proposal 1, the Reverse Stock Split Proposal.

Proposal 2. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock present by virtual attendance or represented by proxy at the Special Meeting and entitled to vote, voting together a single class, is required for the approval of Proposal 2, the Adjournment Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Abstentions

A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. As to Proposal 2, abstentions will have the same effect as a vote against. Although abstentions, if any, will technically have the same effect as votes “Against” with respect to the Reverse Stock Split Proposal, because the share of Series A Preferred Stock has 500,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions), abstentions, if any, will have virtually no effect on the outcome of the Reverse Stock Split Proposal. Therefore, if you do not wish for the Reverse Stock Split Proposal to pass, you should vote “Against” such Proposal.

Broker Non-Votes

If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are listed with the Nasdaq Stock Market, LLC (“Nasdaq”), the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, both Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment Proposal) should be considered to be “routine” under NYSE rules and, accordingly, we believe that your broker may vote your shares on such Proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should have discretionary authority under NYSE rules to vote your shares on the Reverse Stock Split Proposal and the Adjournment Proposal absent additional instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for these proposals.

How will my shares be voted if I return a blank proxy card or voting instruction form?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or vote at the Special Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card, whether or not you plan to vote at the Special Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your shares:

●	will be counted as present for purposes of establishing a quorum; and

●	may be voted by your broker, bank or other nominee in their discretion with regards to Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment Proposal).

If your broker, bank or other nominee executes the proxy card and does not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to instruct your broker, bank or other nominee to vote your shares in accordance with our Board’s recommendations on the voting instruction form, whether or not you plan to vote at the Special Meeting.

Our Board knows of no matter to be presented at the Special Meeting other than Proposals 1 and 2. If any other matters properly come before the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Special Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.

What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card that you receive.

Can I ask questions at the virtual Special Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. To ensure the orderly conduct of the Special Meeting, we encourage you to submit questions in advance of the Special Meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFAI2026SM3 and logging in with your control number.

During the Special Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct. The rules of conduct, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website during the Special Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Special Meeting.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting, which will be posted on the meeting center website.

How do I ask questions during the Special Meeting?

If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Special Meeting as a “Stockholder” with your control number and may submit questions during the Special Meeting at www.virtualshareholdermeeting.com/FFAI2026SM3. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFAI2026SM3 and logging in with your control number.

Who is paying for this proxy solicitation?

The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone.

Certain representatives of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”), and its indirect parent entity FF Global Partners, LLC (“FF Global”), including, without limitation, Weiwei Zhao (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the Special Meeting. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2026, and the Annual Report on Forms 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026. Changes to the direct or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.

The Company has retained Georgeson LLC (“Georgeson”) to solicit proxies. Under our agreement with Georgeson, they will receive a fee of up to approximately $40,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Georgeson against certain liabilities relating to, or arising out of, its retention. Georgeson will solicit proxies by mail, telephone, facsimile and email.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 business days prior to the Special Meeting at Faraday Future Intelligent Electric Inc., 1990 E. Grand Avenue, El Segundo, California 90245, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting at www.virtualshareholdermeeting.com/FFAI2026SM3. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced during the Special Meeting. We will report the final voting results of the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com.

Whom can I contact for further information?

If you have any questions, please contact our proxy solicitor:

Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of November 5, 2026, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of our named executive officers (as disclosed below) and (4) all of the members of the Board and our executive officers, as a group. As of November 5, 2026, there were outstanding 12,943,038 shares of Class A Common Stock, 45 shares of Class B Common Stock, 4,340,403 shares of Series B Preferred Stock, 11,502 shares of Series C Preferred Stock, and 143,7995 outstanding warrants to purchase shares of Class A Common Stock.

The beneficial ownership percentages set forth in the table below are based on 12,943,038 shares of Class A Common Stock issued and outstanding as of November 5, 2026, (including for this purpose, 45 shares of Class A Common Stock issuable upon conversion of 45 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of November 5, 2026) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 143,799 shares of Class A Common Stock that remain outstanding, or the conversion of any of the outstanding convertible notes. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and stock options held by the person that are currently exercisable or may be exercised within 60 days of November 5, 2026. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 1990 E. Grand Avenue, El Segundo, California 90245.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Class
	Holder of Over 5%:

Class A Common Stock	N/A

	Directors and Executive Officers
Class A Common Stock	Matthias Aydt(1)**	318		*
Class A Common Stock	Chad Chen(2)***	1,284		*
Class A Common Stock	Kevin Chen***	0		*
Class A Common Stock	Yueting Jia (3)****	17,126	(3)*****	*
Class A Common Stock	Koti Meka (4)*****	3,829	(4)******	*
Class A Common Stock	Chui Tin Mok(5)***	123		*
Class A Common Stock	Lev Peker(6)***	1,384		*
Class A Common Stock	Jie Sheng(7)***	1,384		*
Class A Common Stock	Jiawei Wang******	8,219		*
Class A Common Stock	Xiao Jiang(8)***	3,296		*
	All executive officers and directors as a group (9 individuals)	35,579		*

*	Less than 1%

**	Mr. Matthias Aydt was appointed Global Chief Executive Officer of the Company effective as of September 29, 2023. Mr. Aydt resigned as a member of the Board effective April 14, 2026 and the Board accepted Mr. Aydt’s resignation as Co-Global Chief Executive Officer effective May 5, 2026.

***	Mr. Chad Chen was appointed as a director of the Board as of October 27, 2022. Mr. Jie Sheng was appointed as a director of the Board on December 18, 2022. Mr. Chui Tin Mok was appointed as a director of the Board on January 25, 2023. Mr. Lev Peker was appointed as a director of the Board on August 4, 2023. Messrs. Sheng and Mok resigned as members of the Board effective April 16, 2026. Mr. Kevin Chen and Mrs. Xiao Jiang were appointed as directors of the Board on April 16, 2026. On May 5, 2026, the Board appointed Mr. Chen as the Lead Independent Director of the Company.

****	On February 26, 2023, Mr. Yueting Jia was determined to be an “officer” of the Company within the meaning of Section 16 of the Exchange Act and an “executive officer” under Rule 3b-7 under the Exchange Act. Mr. Jia was appointed Co-Global Chief Executive Officer of the Company effective as of April 23, 2025. Following Mr. Aydt’s resignation as Co-Global Chief Executive Officer, the Board acknowledged and appointed Mr. Jia as the Company’s sole Chief Executive Officer.

*****	Mr. Koti Meka was appointed Chief Financial Officer of the Company effective as of September 23, 2024.

******	Mr. Jiawei Wang was appointed Global President of the Company effective as of March 24, 2025. On May 6, 2026, the Board promoted Mr. Wang to Global Executive Chairman.

(1)	To the Company’s knowledge, Mr. Aydt has not sold any shares since the Company became a public company.

(2)	To the Company’s knowledge, Mr. Chen has sold 15,000 shares since the Company became a public company.

(3)	To the Company’s knowledge, Mr. Jia has not sold any shares since the Company became a public company.

(4)	To the Company’s knowledge, Mr. Meka has not sold any shares since the Company became a public company.

(5)	To the Company’s knowledge, Mr. Mok has sold 4,663 shares since the Company became a public company.

(6)	To the Company’s knowledge, Mr. Peker has not sold any shares since the Company became a public company.

(7)	To the Company’s knowledge, Mr. Sheng has not sold any shares since the Company became a public company.

(8)	To the Company’s knowledge, Mrs. Jiang has sold 2,071 shares since the Company became a public company.

PROPOSAL 1: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

The Board recommends that stockholders authorize an amendment to the Charter to effect a reverse stock split of the outstanding Common Stock, including shares held in treasury, at a ratio of any whole number up to 1-for-80 (the “Reverse Stock Split”). The Board will determine the exact ratio and timing based on then-current market conditions, stock price performance, regulatory requirements, and the best interests of the Company and its stockholders.

The Reverse Stock Split will be effected only after both of the following conditions are met:

1.	The Board or a duly authorized committee authorizes the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware (the “Reverse Stock Split Charter Amendment”), and that amendment is filed and becomes effective (the “Reverse Stock Split Effective Time”).

2.	Nasdaq approves the effectiveness of the Reverse Stock Split.

The form of the Reverse Stock Split Charter Amendment appears in Annex A. Its text may be amended to include changes required by the Delaware Secretary of State or deemed necessary and advisable by the Board to effect the Reverse Stock Split. Even if stockholders approve the amendment at the Special Meeting, the Board may abandon the Reverse Stock Split Proposal without further stockholder action at any time before the Reverse Stock Split Effective Time.

Reasons for the Reverse Stock Split Proposal

The purpose of the Reverse Stock Split is to increase the market price of the Class A Common Stock in order to mitigate the risk of the Class A Common Stock being delisted from The Nasdaq Capital Market. Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. Nasdaq Listing Rule 5550(a)(2) requires that companies maintain a closing bid price that is greater than or equal to $1.00 per share for 30 consecutive trading days (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) construes that the companies will be subject to immediate delisting if they have a closing bid price of $0.10 or less for ten consecutive business days.

Since October 16, 2026, the closing bid price for the Company’s Class A Common Stock has been below $1.00 per share. Because the Company implemented a reverse stock split at a ratio of 150:1 effective July 24, 2026, it is not eligible for a Minimum Bid Price Requirement compliance period and if the closing bid price of the Class A Common Stock continues to be below $1.00 per share through November 25, 2026, the Company’s Class A Common Stock will be subject to immediate delisting, subject to appeal to a Nasdaq Hearings Panel.  The Board believes that effecting the Reverse Stock Split would, among other things, help the Company to (1) increase the per share price of the Class A Common Stock and (2) maintain the listing of the Class A Common Stock on Nasdaq.

Increase the per-share price of our Common Stock. The primary purpose of the Reverse Stock Split, if implemented, is to increase the per-share price of the Class A Common Stock to maintain its Nasdaq listing. Combining pre-split shares into one post-split share generally results in a higher price per share. However, we cannot assure you that the price will increase or that any increase will be proportional to the split ratio. See “— Certain Risks Associated with the Reverse Stock Split.”

Maintain Listing on Nasdaq.    The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the Class A Common Stock from The Nasdaq Capital Market. Delisting the Class A Common Stock could adversely affect the liquidity of the Class A Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets, and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Class A Common Stock on an over-the-counter market. Many investors likely would not buy or sell the Class A Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Reverse Stock Split is an effective means for the Company to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of the Class A Common Stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of the Class A Common Stock.

Potentially improve marketability and liquidity. The Board believes that continued Nasdaq listing lends credibility to an investment in the Class A Common Stock because of Nasdaq’s stringent listing and disclosure requirements. The Board also believes that a higher share price could improve marketability and liquidity and encourage investor interest by mitigating the effects of the following practices and policies:

●	Stock Price Requirements: Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of the Class A Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks.

●	Stock Price Volatility: A higher stock price may increase the acceptability of the Class A Common Stock to a number of long-term investors who may not find the Class A Common Stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

●	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

●	Access to Capital Markets: If the Class A Common Stock is delisted from Nasdaq, investor demand for additional shares of the Class A Common Stock could be limited, thereby preventing us from accessing the public equity markets.

We believe that the Reverse Stock Split, if implemented, could increase analyst and broker interest by mitigating these practices and policies. Greater visibility among potential investors could increase trading volume. A more attractive and cost-effective investment could also enhance liquidity, facilitate future financings, and give management greater flexibility to execute our business strategy, including the strategic management of authorized capital.

For these reasons and the other reasons discussed in this Proxy Statement, we believe that the authority to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:

The Reverse Stock Split may not increase the price of Class A Common Stock. Although we expect the Reverse Stock Split to increase the market price, its effect cannot be predicted with certainty. Results for other companies in our industry have varied, and some investors may view a reverse stock split negatively.

The post-split price may not increase in proportion to the reduction in outstanding shares or reach a level that attracts investors who avoid lower-priced stocks. We cannot assure you that the split will make the Class A Common Stock more attractive to investors.

The market price may also decline for reasons unrelated to the split, including our future performance. If the trading price declines after the split, the decline in absolute terms and as a percentage of our overall market capitalization may be greater than it would have been without the split.

We may not satisfy Nasdaq continued listing requirements after the Reverse Stock Split. We intend to monitor the average closing price of the Class A Common Stock and consider available options if it does not trade at a level likely to maintain compliance. We cannot assure you that we will comply or that the Class A Common Stock will remain listed on The Nasdaq Capital Market.

Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that a company that fails the Minimum Bid Price Requirement is not eligible for a compliance period if it effected a reverse stock split in the prior year, or if it effected one or more reverse stock splits in the prior two years with a cumulative ratio of 250 shares or more to one.

Because the Company implemented a 150:1 reverse stock split effective July 24, 2026, it is not eligible for a compliance period if it again fails the Minimum Bid Price Requirement within one year after that date. It would be subject to immediate delisting, subject to appeal to a Nasdaq Hearings Panel.

In addition to the effects discussed under “— Reasons for the Reverse Stock Split Proposal — Maintain Listing on Nasdaq,” delisting could reduce liquidity, market price, and investor interest; impair our ability to access equity markets, issue securities, and obtain financing; affect our ability to provide employee equity incentives; and harm our reputation and business.

Reduced liquidity and higher transaction costs. The Reverse Stock Split may reduce liquidity because fewer shares will be outstanding, particularly if the stock price does not increase. It may also leave some stockholders with “odd lots” of fewer than 100 shares. Odd lots may be harder to sell, and brokerage commissions and other transaction costs are generally higher than for “round lots” in multiples of 100 shares. The Reverse Stock Split may therefore fail to improve marketability as intended.

The Reverse Stock Split does not change the actual or intrinsic value of our business or a stockholder’s proportional ownership, except for the treatment of fractional shares. If the overall value of the Class A Common Stock declines after the split, the value of your holdings will also decline proportionately.

After considering these factors, the Board determined that seeking stockholder approval of the Reverse Stock Split Proposal is in the best interests of the Company and its stockholders.

If the Reverse Stock Split Proposal Is Not Approved

If the Reverse Stock Split Proposal is not approved at the Special Meeting, the Charter will not be amended to effect the Reverse Stock Split. The failure to obtain approval of the Reverse Stock Split Proposal would likely result in the Class A Common Stock becoming delisted by Nasdaq. Delisting of the Class A Common Stock by Nasdaq may hinder the Company’s ability to raise financing and may result in the Company having to file for bankruptcy.

If the Reverse Stock Split Proposal Is Approved

If this Reverse Stock Split Proposal is approved and the Board elects to implement the Reverse Stock Split, the number of outstanding shares of Common Stock and Preferred Stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by the Board.

Effects on the Common Stock

Depending on the ratio for a Reverse Stock Split determined by the Board, a maximum of 80 shares of existing Common Stock would be combined into one new share of Common Stock. Based on 12,943,038 shares of Class A Common Stock and 45 shares of Class B Common Stock issued and outstanding as of November 5, 2026, immediately following a reverse stock split the Company would have approximately 161,788 shares of Class A Common Stock and 1 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-80.

For the purposes of providing examples of the effect of the Reverse Stock Split on our Common Stock, the following table contains approximate information (without accounting for the settlement of fractional shares), based on the total outstanding shares of Common Stock as of November 5, 2026, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock, outstanding, and not outstanding.

Name and Position	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Number of Shares of Common Stock Authorized but not Outstanding
Pre-Reverse Stock Split	452,813,887	12,943,083	439,870,804
Post-Reverse Stock Split 1:20	452,813,887	647,154	452,166,733
Post-Reverse Stock Split 1:40	452,813,887	323,577	452,490,310
Post-Reverse Stock Split 1:60	452,813,887	215,718	452,598,169
Post-Reverse Stock Split 1:80	452,813,887	161,788	452,652,099

(1)	Includes 12,943,038 shares of Class A Common Stock and 45 shares of Class A Common Stock issuable upon conversion of 45 shares of Class B Common Stock. Excludes shares of stock reserved for issuance or issuable upon exercise of outstanding warrants, options, RSUs or the conversion of any outstanding convertible notes.

The Reverse Stock Split would occur simultaneously for all Common Stock. It would affect Common Stock holders uniformly and would not change their percentage ownership, proportionate voting rights, or other rights, except for the treatment of fractional shares. Shares issued in the split would remain fully paid and non-assessable.

No fractional shares would be issued. Instead, each stockholder’s post-split share amount would be rounded up to the nearest whole share, as described below. Except for the nominal effect of that rounding, each stockholder would retain the same percentage ownership immediately after the split as immediately before it.

Effect on Equity Compensation Arrangements

If stockholders approve the Reverse Stock Split Proposal and the Board implements it, the following adjustments would apply at the Reverse Stock Split Effective Time:

●	The per-share exercise price of outstanding stock options and any applicable repurchase price of restricted shares would increase proportionately.

●	The number of shares issuable under outstanding stock options, restricted stock units, performance share units, and other equity-based awards would decrease proportionately.

●	Shares authorized or available for future issuance under our equity incentive plans would decrease proportionately, with similar adjustments under the plans to reflect the split.

●	Performance targets for performance-based restricted stock units (“PSUs”), including stock price targets, would be adjusted proportionately to the ratio selected by the Board.

Effect on Warrants and Convertible Notes

If the Reverse Stock Split Proposal is approved by our stockholders and the Board decides to implement the Reverse Stock Split, as of the Reverse Stock Split Effective Time:

●	all outstanding warrants will be adjusted in accordance with their terms, which will result in the number of shares issuable upon exercise of any such warrant being rounded up to the nearest whole share and proportionate adjustments will be made to the exercise price; and

●	all outstanding convertible notes will have adjustments to the conversion rate and the conversion price made proportionate with the Reverse Stock Split ratio.

This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Reverse Stock Split ratio.

Effect on Market Capitalization

In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of any rounding up of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Effect on Exchange Act Reporting and CUSIP

After the Reverse Stock Split Effective Time, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and the Class A Common Stock would continue to be listed on Nasdaq under the symbol “FFAI.”

After the Effective Time, the post-Reverse Stock Split and Authorized Shares Reduction shares of Common Stock would have a new CUSIP number, which is a number used to identify our equity securities.

Effective Time of Reverse Stock Split

If stockholders approve the Reverse Stock Split Proposal, it would become effective on the date determined by the Board and, if required by law or deemed advisable by the Board, upon filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. The Board will determine the filing date based on when it considers the action most advantageous to the Company and its stockholders.

The Board may elect not to implement the split at any time before the Reverse Stock Split Effective Time if it determines, in its sole discretion, that implementation is not in the best interests of the Company and its stockholders. If the Board does not implement a split by the one-year anniversary of the conclusion of the Special Meeting, stockholder approval would again be required before any future reverse stock split and/or share reduction.

Except as to fractional shares, at the Reverse Stock Split Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, any whole number in the range up to 161,789 shares of Common Stock issued (including shares of Common Stock held by the Company in treasury) immediately prior thereto into one (1) share of Common Stock.

Treatment of Fractional Shares

To avoid having any fractional shares of Common Stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock and Preferred Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each holder of shares of Common Stock and Preferred Stock will hold the same percentage of the outstanding Common Stock and Preferred Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Reservation of Right to Abandon the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of any whole number up to 1-for-80 is in the best interests of our stockholders. If our stockholders approve this Reverse Stock Split Proposal, the Board will implement the Reverse Stock Split only upon its determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Reverse Stock Split Effective Time, even if stockholders approve the Reverse Stock Split Proposal at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split Proposal if it should so decide.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of Common Stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Proposal

The Company is seeking stockholder approval to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range up to 1-for-80 with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting.

Voting Requirements

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, Series B Preferred Stock, Series C Preferred Stock, and the one share of Series A Preferred Stock, voting together as a single class. Each share of Common Stock. Each share of Series B Preferred Stock has 0.0067 vote. Each share of Series C Preferred Stock has 26 votes. The share of Series A Preferred Stock has 500,000,000 votes, but those votes must be voted in the same proportion as the votes cast by shares of Common Stock on this proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will be counted as votes “Against” such Proposal. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Further, because the share of Series A Preferred Stock has 500,000,000 votes and will vote in a manner that mirrors votes by the stockholders of Common Stock actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have no effect on the manner in which the Series A Preferred Stock votes are cast. Therefore, if you do not wish for this Proposal to pass, you should vote “Against” this Proposal.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF
NECESSARY, TO SOLICIT ADDITIONAL PROXIES

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Proposals, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.

We are asking stockholders to authorize one or more adjournments of the Special Meeting to permit further solicitation of proxies if sufficient votes are not represented to approve the Proposals, or if the chairperson otherwise determines an adjournment is necessary or appropriate.

If approved, this Proposal would allow us to adjourn the Special Meeting or any adjourned or postponed session and use the additional time to solicit proxies, including from stockholders who have already voted. Even if proxies received would be sufficient to defeat a Proposal, we could adjourn without a vote and seek to persuade stockholders to change their votes in favor.

If the Board determines in good faith that an adjournment is necessary or appropriate, no further notice is required beyond announcing the adjourned meeting’s time and place at the Special Meeting, provided the adjournment is for 30 days or less and no new record date is fixed. Any business that could have been transacted at the original meeting may be transacted at the adjourned meeting.

Proposal

The Company is seeking stockholder approval to adjourn the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

Voting Requirements

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class. Each share of Common Stock. Each share of Series B Preferred Stock has 0.0067 vote. Each share of Series C Preferred Stock has 26 votes. The Series A Preferred Stock is not entitled to vote on this Proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will have no effect because they are not considered entitled to vote on this Proposal under Delaware law. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE ADJOURNMENT PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, our Corporate Secretary must receive the proposal no later than December 24, 2026. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, 1990 E. Grand Avenue, El Segundo, California 90245. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2027 Annual Meeting and appear in person or through an authorized representative at the 2027 Annual Meeting to present the proposal.

Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2027 Annual Meeting from the stockholder no earlier than the close of business on January 20, 2027 and no later than the close of business on February 19, 2027. If we change the date of our 2027 Annual Meeting to a date that is before April 22, 2027 or after June 21, 2027, however, notice of any proposal or director nomination must instead be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to our 2027 Annual Meeting, and the 10th day following the day on which we first publicly announce the date of our 2027 Annual Meeting. The notice must contain the information required by our Bylaws.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted no later than March 22, 2027 and include all of the information required by Rule 14a-19 under the Exchange Act. If we change the date of our 2027 Annual Meeting to a date that is before April 22, 2027 or after June 21, 2027, however, notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card must instead be delivered by the later of the 60th day prior to our 2026 Annual Meeting, or the 10th day following the day on which we first publicly announce the date of our 2027 Annual Meeting.

Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2027 Annual Meeting.

OTHER MATTERS

The Board is not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

This [   ] day of November, 2026.

By Order of the Board of Directors

Jiawei Wang Executive Chairman El Segundo, California

Annex A

THIRTEENTH CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1. The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.).

2. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020.

3. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”).

4. The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”).

5. The Corporation four times amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023, and (iv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 24, 2023.

6. The Corporation further amended and restated the Second Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on August 24, 2023 (the “Third Amended and Restated Certificate”).

7. The Corporation has thirty times amended the Third Amended and Restated Certificate, (i) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 21, 2023, (ii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iii) which certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iv) which second certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 23, 2024, (v) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 21, 2024 and (vi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 1, 2024, (vii) which fourth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 1, 2024, (viii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on January 23, 2025, (ix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on March 10, 2025, (x) which fifth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 10, 2025; (xi) which Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 3, 2025, (xii) which Certificate of Correction to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 9, 2025; (xiii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 17, 2025; (xiv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on May 29, 2025; (xv) which sixth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on May 29, 2025; (xvi) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 6, 2025; (xvii) which seventh certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 6, 2025; (xviii) which Amendment No.1 to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on August 21, 2025; (xix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on September 23, 2025; (xx) which eighth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on September 23, 2025; (xxi) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 23, 2025; (xxii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 18, 2026; (xxiii) which ninth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 18, 2026; (xxiv) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 15, 2026; (xxv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on May 27, 2026; (xxvi) which tenth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on May 27, 2026; (xxvii) which twelfth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on July 23, 2026; (xxviii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on November 4, 2026; (xxix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on [ ], 2026; (xxx) which thirteenth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on [ ], 2026;

8. The first two paragraphs of Section 4.1 of the Third Amended and Restated Certificate of Incorporation are hereby amended and restated to read in its entirety as follows:

[“Section 4.1 Pursuant to the DGCL, at 12:01 a.m. Eastern Time on [   ], 2026 (the “Effective Time”) each set of [   ] ([   ]) shares of Class A common stock, and Class B common stock, each $0.0001 par value per share (the “Common Stock”), issued and outstanding or held by the Corporation immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Immediately after the Effective Time, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 487,740,421 shares, consisting of two classes of stock: (i) 452,813,887 shares Common Stock, and (ii) 34,926,534 shares of Preferred Stock $0.0001 par value per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed of (i) 448,384,199 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 4,429,688 shares of Class B Common Stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock.”.”

9. The effective time of the amendment herein certified shall be 09:01 a.m. Eastern Time on [   ], 2026.

10. This Thirteenth Amendment to the Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Financial Officer on this [   ] day of December, 2026.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Koti Meka
Name:	Koti Meka
Title:	Chief Financial Officer

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